UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2006

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky 41011
(Address of principal executive offices) (Zip Code)

P.O. Box 391, Covington, Kentucky 41012-0391
(Mailing Address) (Zip Code)

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On August 28, 2006, Ashland Inc. (“Ashland”) completed the disposition of all shares of common stock in Ashland’s wholly owned subsidiary, Ashland Paving And Construction, Inc. (name changed to APAC Holdings, Inc. on August 22, 2006) (together with its subsidiaries, “APAC”), to Oldcastle Materials, Inc. (“Oldcastle”), pursuant to the Stock Purchase Agreement (the “Agreement”) entered into by Ashland and Oldcastle on August 19, 2006. Ashland announced the completion of the transaction in a press release issued today which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The purchase price for APAC was $1.30 billion cash, subject to a post-closing adjustment for changes in specified balance sheet items (primarily working capital accounts) from September 30, 2005 to August 28, 2006.

The foregoing description of the transaction is not complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Unaudited condensed pro forma consolidated balance sheet as of June 30, 2006 and unaudited condensed pro forma statements of consolidated income for the nine months ended June 30, 2006 and the years ended September 30, 2005, September 30, 2004 and September 30, 2003 are filed as Exhibit 99.2 and incorporated by reference herein.

(d)	Exhibits
10.1	Stock Purchase Agreement between Ashland Inc. and Oldcastle Materials, Inc., dated August 19, 2006.
99.1	Press Release dated August 28, 2006.
99.2

Unaudited condensed pro forma consolidated balance sheet as of June 30, 2006 and unaudited condensed pro forma statements of consolidated income for the nine months ended June 30, 2006 and the years ended September 30, 2005, September 30, 2004 and September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.
(Registrant)

August 28, 2006	/s/ J. Marvin Quin
J. Marvin Quin
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

10.1	Stock Purchase Agreement between Ashland Inc. and Oldcastle Materials, Inc., dated August 19, 2006.
99.1	Press Release dated August 28, 2006.
99.2

Unaudited condensed pro forma consolidated balance sheet as of June 30, 2006 and unaudited condensed pro forma statements of consolidated income for the nine months ended June 30, 2006 and the years ended September 30, 2005, September 30, 2004 and September 30, 2003.